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EXHIBIT 99 - ACCOUNTANTS' STATEMENT PURSUANT TO RULE 12b-25(c).

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                                                                      EXHIBIT 99


                                    HORWATH GELFOND
                                    HOCHSTADT PANGBURN P.C.
                                    CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
                                    A member of Horwath International

                                    1600 Broadway, Suite 2500
                                    Denver, Colorado  80202-4925 USA
                                    Telephone (303) 831-5000
                                    Telefax (303) 831-5032


November 13, 2000


United States Securities and Exchange Commission
Washington, D.C.  20549


Gentlemen,

Horwath Gelfond Hochstadt Pangburn, P.C. has been unable to apply the proper review procedures for Kalan Gold Corporation's September 30, 2000 10QSB prior to the November 14, 2000 filing deadline. The firm was only recently retained as Kalan's accountants and needs additional time to complete the required review procedures.

Sincerely,

/s/ Horwath Gelfond Hochstadt Pangburn, P.C.